Exhibit 20.4
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of October 1995
Distribution Date of November 20, 1995

Original Pool Amount                  $315,029,921.60

Beginning Pool Balance                $229,333,221.86
Beginning Pool Factor                       0.7279728

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $8,289,893.32
  Interest Collected                    $1,958,464.50

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $519,972.17
Total Additional Deposits                 $519,972.17

Repos/Chargeoffs                        $1,451,784.91
Aggregate Number of Notes Charged Off              50

Total Available Funds                  $10,768,329.99

Ending Pool Balance                   $219,591,543.63
Ending Pool Factor                          0.6970498

Servicing Fee                             $191,111.02

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $13,163,364.83
  Target Percentage                              6.00%
  Target Balance                       $13,175,492.62
  Minimum Balance                       $6,615,628.35
  (Release)/Deposit                             $0.00
  Ending Balance                       $13,163,364.83

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,514,518.98    1,040
    31-60 days                             273,116.29      215
    60+ days                                35,170.60       15

    Total                                1,822,805.87    1,040

  Balances:
    60+ days                               290,352.68       15

Memo Item - Reserve Account
  Prior Month                          $13,759,993.31
  + Invest. Income                          61,377.83
  - Transfer to Collections Account       (658,006.31)
  Beginning Balance                    $13,163,364.83

Exhibit 20.4
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of October 1995

                                                             NOTES
                                      TOTAL          CLASS A-1      CLASS A-2  CERTIFICATES
Original
 Pool Amount Dist.:             $315,029,921.60$207,000,000.00 $97,000,000.00 $11,029,921.60
 Distribution Percentages                               96.50%          0.00%          3.50%
 Coupon                                                 7.650%         8.000%         8.300%

Beginning Pool Balance          $229,333,221.86
Ending Pool Balance             $219,591,543.63

Collected Principal               $8,289,893.32
Collected Interest                $1,958,464.50
Charge-Offs                       $1,451,784.91
Liquidation Proceeds/Recoveries     $519,972.17
Servicing                           $191,111.02
Cash Transfer from Reserve Account  $658,006.31
  Total Collections Available
    for Debt Service             $11,235,225.28

Beginning Balance               $229,020,198.68$122,324,911.40 $97,000,000.00  $9,695,287.28

Interest Due                      $1,493,547.05    $779,821.31    $646,666.67     $67,059.07
Interest Paid                     $1,493,547.05    $779,821.31    $646,666.67     $67,059.07
Principal Due                     $9,741,678.23  $9,400,719.49          $0.00    $340,958.74
Principal Paid                    $9,741,678.23  $9,400,719.49          $0.00    $340,958.74

Ending Balance                  $219,278,520.45$112,924,191.91 $97,000,000.00  $9,354,328.54
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)            0.5455274971   1.0000000000   0.8480865846

Total Distributions              $11,235,225.28 $10,180,540.80    $646,666.67    $408,017.81

Interest Shortfall                        $0.00          $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00          $0.00

Excess Servicing                          $0.00

Beginning Reserve Account Balance$13,163,364.83
(Release)/Draw                            $0.00
Ending Reserve Account Balance   $13,163,364.83

Memo Item - Advances:
 Servicer Advances - Current Month  $182,953.29
 Total Outstanding Servicer Advances$3,020,334.07

Exhibit 20.4
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of October 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2               1
                            Jun 1995       Jul 1995       Aug 1995        Sep 1995        Oct 1995
Beg. Pool Balance        $259,895,830.27$251,839,547.04$243,903,815.09$236,060,058.24$229,333,221.86


A) Loss Trigger:
Principal of Contracts
  Charged off                $345,972.54    $105,856.09    $134,617.10    $323,377.55  $1,451,784.91
Recoveries                   $195,659.00    $191,242.39    $247,007.92     $19,396.52    $519,972.17

Total Charged off
  (Months 5,4,3)             $586,445.73
Total Recoveries
  (Months 3,2,1)              786,376.61
Net Loss/(Recoveries)
  for 3 Mos.                $(199,930.88)(a)

Total Balance
  (Months 5,4,3)         $755,639,192.40 (b)

Loss Ratio [(a/b)(12)]          (0.3175)%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $621,757.60    $772,722.80    $290,352.68
  As % of Beginning
    Pool Balance                                              0.25492%       0.32734%       0.12661%
  Three Month Average                                         0.24906%       0.25480%       0.23629%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer